UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

American Tax Credit Properties L.P.

 (Exact Name of Registrant as Specified in Charter)

Delaware	0-17619	13-3458875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Richman Tax Credit Properties L.P. 340 Pemberwick Road
Greenwich, Connecticut 06831
(Address of Principal Executive Offices)
____________________

(203) 869-0900

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On June 24, 2014, the General Partner of American Tax Credit Properties L.P., a Delaware limited partnership (the “Partnership”), adopted a Plan of Liquidation and Dissolution of the Partnership (the “Plan of Liquidation”) pursuant to the terms of the Partnership’s Amended and Restated Agreement of Limited Partnership, dated about August 1988 (the “LP Agreement”).  Under the Plan of Liquidation, the Partnership will (1) undertake to promptly sell, dispose of or otherwise liquidate all of its remaining assets, (2) pay or make provision for payment of all Partnership obligations and liabilities, including the creation of a Liquidation Trust Account (as defined in the Plan of Liquidation) for the purpose of paying any liabilities, including any contingent or unforeseen liabilities and (3) file a certificate of cancellation with the Secretary of State of the State of Delaware.  The foregoing description of the Plan of Liquidation does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Pursuant to the Plan of Liquidation, as promptly as practicable following the cancellation of the Partnership, the Liquidating Account Trustee shall make a determination of funds exceeding the amount that is reasonably necessary for the purpose of paying any liabilities, including any contingent or unforeseen liabilities and shall make a distribution of such excess funds, if any, among the persons who were Partners at the time of cancellation as promptly thereafter as practicable, in the manner set forth in the Plan of Liquidation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1   Plan of Liquidation and Dissolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2014
AMERICAN TAX CREDIT PROPERTIES L.P.
By: Richman Tax Credit Properties L.P., its General Partner

By: Richman Tax Credit Properties Inc., its General Partner
By:/s/James Hussey
James Hussey
Chief Financial Officer